                                                                     EXHIBIT 2.1











                      AGREEMENT AND PLAN OF REORGANIZATION






                          ROOSEVELT CAPITAL CORPORATION

                                 ACQUISITIONS OF


                       SULPHUR CORPORATION OF CANADA LTD.

                                       AND

                       SULPORT SERVICES INTERNATIONAL INC.

                                TABLE OF CONTENTS


RECITALS

AGREEMENT

         1.       Plan of Reorganization

                  1.1      Acquisition
                  1.2      Exchange of Shares
                  1.3      Amendments to Roosevelt's Articles of Incorporation
                  1.4      Change in Management of Roosevelt
                  1.5      Taxes

         2.       Closing

                  2.1      Delivery of Shares
                  2.2      Closing Requirements

         3.       Representations of Yamada and Sulphur

                  3.1      Organization
                  3.2      Capitalization
                  3.3      Authority
                  3.4      Sulphur Stockholder(s)
                  3.5      Due Diligence
                  3.6      Approvals and Consent
                  3.7      Financial Statements
                  3.8      Undisclosed Liabilities
                  3.9      Assets
                  3.10     Litigation
                  3.11     Applicable Laws
                  3.12     Taxes
                  3.13     Breach of Contracts
                  3.14     Acquiree Disclosure

         4.       Representations of Yamada and Sulport

                  4.1      Organization
                  4.2      Capitalization
                  4.3      Authority
                  4.4      Sulport Stockholder(s)
                  4.5      Due Diligence
                  4.6      Approvals and Consent
                  4.7      Financial Statements
                  4.8      Undisclosed Liabilities
                  4.9      Assets
                  4.10     Litigation
                  4.11     Applicable Laws
                  4.12     Taxes
                  4.13     Breach of Contracts
                  4.14     Acquiree Disclosure



Exhibit 2.1 - Plan of Reorganization       ii


         5.       Representations of Roosevelt

                  5.1      Organization
                  5.2      Capitalization
                  5.3      Authority
                  5.4      Due Diligence
                  5.5      Approvals and Consent
                  5.6      Litigation
                  5.7      Financial Statements
                  5.8      Employment/Consulting Contracts
                  5.9      Applicable Laws
                  5.10     Breach of Contracts
                  5.11     Taxes
                  5.12     Roosevelt Disclosure
                  5.13     Undisclosed Liabilities
                  5.14     Delivery of Records


         6.       Indemnification

         7.       Mutual Covenants of the Parties

         8.       Restrictions on Transfer of Shares

         9.       Nature and Survival of Representations

         10.      Miscellaneous

                  10.1     Undertakings and Further Assurances
                  10.2     Waiver
                  10.3     Notices
                  10.4     Headings
                  10.5     Governing Law and Arbitration Provision
                  10.6     Binding Effect
                  10.7     Entire Agreement
                  10.8     Time
                  10.9     Expenses
                  10.10    Severability
                  10.11    Counterparts and Facsimile Signatures


SIGNATURE PAGE



Exhibit 2.1 - Plan of Reorganization       iii

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 24th day of March, 1998, by and between ROOSEVELT CAPITAL CORPORATION, a Colorado corporation ("Roosevelt"); and Mr. James D. Yamada (Yamada"), individually and on behalf of Sulphur Corporation of Canada Ltd. ("Sulphur") and Sulport Services International Inc. ("Sulport").


                                    RECITALS

         WHEREAS, Yamada owns 100% of the issued and outstanding common stock of Sulphur (an aggregate of 10,000,000 shares); and

         WHEREAS, Yamada owns 100% of the issued and outstanding common stock of Sulport (an aggregate of 10,000,000 shares); and

         WHEREAS, Roosevelt desires to acquire all of the issued and outstanding common stock of both Sulphur and Sulport owned by Yamada, and Yamada desires to exchange all of his shares of common stock in both Sulphur and Sulport for shares of common stock of Roosevelt;

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties of each other contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Roosevelt and Yamada agree as follows:

1.  Plan of Reorganization.  The Plan of Reorganization is as follows:

1.1 Acquisition. At the Closing, Roosevelt shall acquire from Yamada, and Yamada shall sell, transfer, assign and convey to Roosevelt (i) 10,000,000 shares of common stock of Sulphur, which represents 100% of all the issued and outstanding shares of common stock of Sulphur (the "Sulphur Shares"; and 10,000,000 shares of common stock of Sulport, which represents 100% of all the issued and outstanding shares of common stock of Sulport (the "Sulport Shares"); in exchange for an aggregate of 500,000 shares of Roosevelt's common stock (the "Roosevelt Shares"). The Roosevelt Shares issued shall have the rights, restrictions and privileges set forth in Roosevelt's Articles of Incorporation and in the stock certificates therefor. Upon the Closing, Sulphur and Sulport shall each become wholly-owned subsidiaries of Roosevelt.

1.2 Exchange of Shares. To consummate the acquisition, Roosevelt Shares shall be delivered by Roosevelt to Yamada in exchange for 100% of the Sulphur Shares and 100% of the Sulport Shares owned by Yamada.

1.3 Amendments to Roosevelt Articles of Incorporation. By executing this Agreement, Roosevelt's President, George Anagnost, acting as proxy holder with the power to vote 100% of the outstanding common shares of Roosevelt, hereby votes said shares to amend the Articles of Incorporation to 1) change the name of Roosevelt Capital Corporation to International Hydro Carbon Group, Inc., and
2) reduce the number of shares of common stock authorized to be issued from eight hundred million (800,000,000) to one hundred million (100,000,000).

1.4 Change in Management of Roosevelt. By executing this Agreement, the current directors of Roosevelt hereby (i) appoint Yamada as a director and as President of Roosevelt, and (ii) resign as officers and directors of Roosevelt.

1.5 Taxes. Each party shall be responsible for and shall pay any and all taxes charges or fees attributable to such party, including individual state and federal income taxes, arising out of, or by reason of, the exchange of Roosevelt Shares for the Sulphur Shares and Sulport Shares, or otherwise in

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 1 of 10
connection with the transactions contemplated hereby. Each party hereto represents and warrants that he has relied solely on the opinions or advice of his own professional advisors with respect to the tax consequences of this transaction, if any, and has not relied on the opinions or advice of the other parties or his professional advisors in any way with respect to the tax consequences of this transaction.

2. Closing. The closing of the reorganization and the transactions contemplated in this Agreement (the "Closing") shall be deemed to take place upon execution of this Agreement by all of the parties hereto, whereupon Yamada shall be deemed to have accepted delivery of the certificates of Roosevelt Shares to be issued in his name, and in connection therewith, shall make delivery of his Sulphur Shares and Sulport Shares to Roosevelt.

2.1 Delivery of Shares. Upon execution of this Agreement, Yamada shall deliver his respective certificates representing the Sulphur Shares and Sulport Shares duly endorsed in blank, free and clear of all claims and encumbrances, to counsel to Roosevelt, and Roosevelt shall issue and deliver Roosevelt Shares to counsel to Yamada. The Roosevelt Shares shall be duly issued in the name of Yamada, and shall be duly recorded on the books and records of Roosevelt.

2.2 Closing Requirements. Subsequent to Closing, each of the parties shall execute and deliver such instruments and documents and take such other actions as may, in the reasonable opinion of counsel for each, be required to complete the transactions under this Agreement. It is contemplated that within ten (10) business days after the date of this Agreement, the following documents shall have been delivered and the following activities shall have taken place, all of which shall be deemed to have occurred contemporaneously at the Closing:

    a) the securities to be delivered pursuant to Subparagraph 2.1 have been delivered to the respective parties duly endorsed or issued as the case may be, pursuant to Subparagraphs 1.3 and 2.1.

    b) delivery of all corporate records of Roosevelt, Sulphur and Sulport to the new management, as set forth in Paragraph 1.4, including without limitation, corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing), stock books, stock transfer books, corporate seals, contracts, licenses and sub-licenses, non-disclosure and confidentiality agreements, and such other corporate books and records as may be reasonably requested.

    c) copies of resolutions by Sulphur's Board of Directors authorizing this Agreement;

    d) copies of resolutions by Sulport's Board of Directors authorizing this Agreement;

    e) copies of resolutions by Roosevelt's Board of Directors authorizing this Agreement; and

    f) the parties hereto have signed and delivered such other instruments and documents, if any, relating to and effecting the transactions contemplated herein.

3. Representations of Yamada and Sulphur. Yamada and Sulphur hereby represent and warrant that effective this date, the representations and warranties listed below are true and correct:

3.1 Organization. Sulphur is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Alberta, Canada with full power and authority to own and use its properties and conduct its business as presently conducted by it. Sulphur has furnished Roosevelt with copies of the Articles of Incorporation and the Bylaws of Sulphur, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, which, together with this Agreement, are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 2 of 10

3.2 Capitalization. The authorized stock of Sulphur consists of (a) unlimited shares of common stock, and (b) no shares of preferred stock. Ten million (10,000,000) shares of common stock have been issued All shares issued and outstanding are duly and validly authorized and issued and are fully paid and nonassessable. Sulphur does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any equity interest in Sulphur.

3.3 Authority. Sulphur has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Sulphur and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of Sulphur or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which Sulphur is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of Sulphur, considered as a whole. Sulphur has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Sulphur and Yamada enforceable against them in accordance with its terms.

3.4 Sulphur Shareholder(s). Yamada is the owner of 100% of the issued and outstanding common stock of Sulphur; such Sulphur Shares are free and clear from any security interests, claims, liens, or other encumbrances; and Yamada have the unqualified right to transfer and dispose of his Sulphur Shares. Yamada will deliver, upon reasonable demand of Roosevelt, any approvals, consents or other authorizations to Roosevelt and said approvals, consents and other authorizations will have been duly executed, valid and binding.

3.5 Due Diligence. Sulphur has furnished to Roosevelt copies of all documents requested by Roosevelt. No "due diligence" investigations undertaken by Roosevelt shall in any event relieve Sulphur or Yamada of their responsibilities for the accuracy and completeness of any representation or warranty of Sulphur or of Yamada contained herein or the performance of any covenant or agreement of Sulphur or of Yamada contained herein.

3.6 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Sulphur and Yamada of their obligations under this Agreement and their respective performance of the transactions contemplated hereby.

3.7 Financial Statements. Sulphur has provided unaudited financial statements of Sulphur for the years ended June 30, 1995, 1996 and 1997.

3.8 Undisclosed Liabilities. Sulphur has no liabilities or obligations whatsoever that exceed ten percent (10%) of the total assets of Sulphur, either accrued, absolute, contingent or otherwise, except as disclosed on the unaudited financial statements heretofore provided and those incurred in or as a result of the ordinary course of business of Sulphur subsequent to the date of the financial statements.

3.9 Assets. The assets of Sulphur as set forth in the unaudited financial statements heretofore provided have been acquired in bona fide transactions, fully supported by appropriate instruments of assignment, sale, or transfer, where appropriate, and are offset by no liabilities or contingencies, contractual or otherwise, except as indicated in the financial statements.

3.10 Litigation. Sulphur is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of Sulphur and Yamada, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Sulphur, its Yamada or properties.

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 3 of 10

3.11 Applicable Laws. Sulphur has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

3.12 Taxes. Sulphur has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and Sulphur, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens.

3.13 Breach of Contracts. Sulphur has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Sulphur has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Sulphur is subject.

3.14 Sulphur Disclosure. At the date of this Agreement, Sulphur has disclosed all events, conditions and facts materially affecting the business and prospects of Sulphur. Sulphur has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of Sulphur.

4. Representations of Yamada and Sulport. Yamada and Sulport hereby represent and warrant that effective this date, the representations and warranties listed below are true and correct:

4.1 Organization. Sulport is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, Canada with full power and authority to own and use its properties and conduct its business as presently conducted by it. Sulport has furnished Roosevelt with copies of the Articles of Incorporation and the Bylaws of Sulport, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, which, together with this Agreement, are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

4.2 Capitalization. The authorized stock of Sulport consists of (a) fifty million (50,000,000) shares of common stock, and (b) no shares of preferred stock. Ten million (10,000,000) shares of common stock have been issued All shares issued and outstanding are duly and validly authorized and issued and are fully paid and nonassessable. Sulport does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any equity interest in Sulport.

4.3 Authority. Sulport has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Sulport and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of Sulport or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which Sulport is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of Sulport, considered as a whole. Sulport has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Sulport and Yamada enforceable against them in accordance with its terms.

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 4 of 10

4.4 Sulport Shareholder(s). Yamada is the owner of 100% of the issued and outstanding common stock of Sulport; such Sulport Shares are free and clear from any security interests, claims, liens, or other encumbrances; and Yamada have the unqualified right to transfer and dispose of his Sulport Shares. Yamada will deliver, upon reasonable demand of Roosevelt, any approvals, consents or other authorizations to Roosevelt and said approvals, consents and other authorizations will have been duly executed, valid and binding.

4.5 Due Diligence. Sulport has furnished to Roosevelt copies of all documents requested by Roosevelt. No "due diligence" investigations undertaken by Roosevelt shall in any event relieve Sulport or Yamada of their responsibilities for the accuracy and completeness of any representation or warranty of Sulport or of Yamada contained herein or the performance of any covenant or agreement of Sulport or of Yamada contained herein.

4.6 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Sulport and Yamada of their obligations under this Agreement and their respective performance of the transactions contemplated hereby.

4.7 Financial Statements. Sulport was incorporated on November 26, 1997, and consequently has not prepared financial statements.

4.8 Undisclosed Liabilities. Sulport has no liabilities or obligations whatsoever that exceed ten percent (10%) of the total assets of Sulport, either accrued, absolute, contingent or otherwise, except those incurred in or as a result of the ordinary course of business of Sulport subsequent to the date of incorporation.

4.9 Assets. The assets of Sulport have been acquired in bona fide transactions, fully supported by appropriate instruments of assignment, sale, or transfer, where appropriate, and are offset by no liabilities or contingencies, contractual or otherwise, except those incurred in or as a result of the ordinary course of business of Sulport.

4.10 Litigation. Sulport is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of Sulport and Yamada, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Sulport, its Yamada or properties.

4.11 Applicable Laws. Sulport has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

4.12 Taxes. Sulport has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and Sulport, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens.

4.13 Breach of Contracts. Sulport has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Sulport has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Sulport is subject.

4.14 Sulport Disclosure. At the date of this Agreement, Sulport has disclosed all events, conditions and facts materially affecting the business and prospects of Sulport. Sulport has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of Sulport.

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 5 of 10

5. Representations of Roosevelt. Roosevelt hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

5.1 Organization. Roosevelt is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to own and use its properties and conduct its business as presently conducted by it. Roosevelt is duly qualified and in good standing to do business as a foreign corporation in any other jurisdiction where failure to so qualify would have a material adverse effect on its business or assets. Roosevelt has made available to Yamada copies of the Articles of Incorporation and the Bylaws of Roosevelt, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, together with this Agreement, which are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

5.2 Capitalization. The authorized stock of Roosevelt consists of (a) eight hundred million (800,000,000) shares of common stock, and (b) ten million (10,000,000) shares of preferred stock. Immediately prior to the Closing, there will be exactly 9,000,000 shares of Roosevelt common stock issued and outstanding and no shares of preferred stock issued and outstanding, prior to the issuance of the 500,000 Roosevelt Shares to be delivered at Closing pursuant to this Agreement. At the time of their issuance and delivery pursuant to this Agreement, all Roosevelt Shares to be issued pursuant to the terms hereof shall be duly and validly authorized and issued, fully paid and nonassessable. Roosevelt does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any shares of stock of Roosevelt; nor is Roosevelt under any obligation, whether written or oral, to issue any of its securities.

5.3 Authority. Roosevelt has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Roosevelt and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of Roosevelt or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which Roosevelt is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of Roosevelt, considered as a whole. Roosevelt has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Roosevelt enforceable against it in accordance with its terms.

5.4 Due Diligence. Roosevelt has furnished to Yamada copies of all documents requested by Yamada. No "due diligence" investigations undertaken by Yamada shall in any event relieve Roosevelt or its current officers and directors of their responsibilities for the accuracy and completeness of any representation or warranty of Roosevelt contained herein or the performance of any covenant or agreement of Roosevelt contained herein.

5.5 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Roosevelt of its obligations under this Agreement and its performance of the transactions contemplated hereby.

5.6 Litigation. Roosevelt is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of Roosevelt, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Roosevelt, its Yamada or properties.

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 6 of 10

5.7 Financial Statements. Roosevelt has provided to Yamada audited financial statements of Roosevelt prepared in accordance with the requirements of Regulation S-B of the Securities Act of 1933, as amended (the "Act"), for the years ended December 31, 1995 and 1996.

5.8 Employment/Consulting Contracts. Roosevelt has no written or oral contracts providing for any form of compensation whatsoever for employment, consulting or other services.

5.9 Applicable Laws. Roosevelt has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

5.10 Breach of Contracts. Roosevelt has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Roosevelt has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Roosevelt is subject.

5.11 Taxes. Roosevelt has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and Roosevelt, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens. Roosevelt will cause to be filed or prepared, as applicable, by the date of this Agreement, all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date of this Agreement.

5.12 Roosevelt Disclosure. At the date of this Agreement, Roosevelt has disclosed all events, conditions and facts materially affecting the business and prospects of Roosevelt. Roosevelt has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of Roosevelt.

5.13 Undisclosed Liabilities. Roosevelt has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except as disclosed on the audited financial statements heretofore provided. Any and all undisclosed liabilities or obligations shall be deemed to be material to the extent that they exceed $1,000 in the aggregate.

5.14 Delivery of Records. Roosevelt shall deliver the corporate financial records, minute books, and other documents and records in their entirety to the new management as contemplated by Subparagraph 1.4.

6. Indemnification. The parties hereby agree that for a period of two years commencing the date hereof, and in accordance with the terms of Paragraph 9, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any third-party liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees, incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or intentional omission from any document or certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties with respect to such third-party's actions on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. In the event a third-party action is threatened or commenced but not resolved within

--------------------------------------------------------------------------------

Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 7 of 10
said two-year period, the parties hereby agree to extend this indemnification through resolution of the third-party action.

         In addition, each party agrees to indemnify each other party for any loss incurred as a result of the subsequent discovery of any liability that is not disclosed in the financial statements or schedules provided under this Agreement that was known to such knowledgeable party or parties at the time of the Closing.

7. Mutual Covenants of the Parties. Roosevelt, Sulphur, Sulport and Yamada each covenant and agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder, including, but not limited to, obtaining any consents or approvals of any third-party required to be obtained to consummate the transactions contemplated by this Agreement.

8. Restrictions on Transfer of Shares. The parties hereto acknowledge that transferred and/or issued in connection with the transactions contemplated hereby are restricted as to transfer and the certificates therefore shall bear legends to such effect and no transfer of any shares may be effected, except pursuant to an effective registration statement prepared and filed pursuant to the Act or pursuant to an exemption from registration thereunder, as evidenced by an opinion of counsel or as otherwise allowed under the laws of descent and distribution.

9. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two
(2) years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

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Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 8 of 10

10.  Miscellaneous.

10.1 Undertakings and Further Assurances. At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

10.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, or by Federal Express or other means of overnight delivery to the addresses below:

         Roosevelt:        Roosevelt Capital Corporation
                           c/o George Anagnost
                           3997 St. Petersburg Street
                           Boulder, Colorado, USA  80301

         Yamada,
         Sulphur,
         Sulport:          James D. Yamada
                           20085 - 100A Avenue, Unit #1
                           Langley, B.C., Canada  V1M 3G4

10.4 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Governing Law and Arbitration Provision. This Agreement shall be governed by the laws of the State of Colorado. Any dispute arising directly or indirectly from this Agreement shall be settled by arbitration within the State of Colorado (as designated by Roosevelt), if arbitration is demanded by Sulphur, Sulport or Yamada; or within the State of Washington (as designated by Yamada), if arbitration is demanded by Roosevelt. Any arbitration will be conducted by the American Arbitration Association in accordance with its Rules of Commercial Arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereto agree that service by certified mail to their business addresses shall constitute sufficient service of process of any proposed arbitration.

10.6 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, his respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

10.7 Entire Agreement. This Agreement, including the Exhibits hereto and other documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

10.8 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

10.9 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of his respective counsel.

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Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                               Page 9 of 10

10.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

10.11 Counterparts and Facsimile Signatures. This Agreement and any Exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   ROOSEVELT CAPITAL CORPORATION



                                   By:  /s/ George Anagnost
                                        ---------------------------------------
                                        George Anagnost, President and Director



                                   By:  /s/ John Venette
                                        ---------------------------------------
                                        John Venette, Secretary and Director


                                   SULPHUR



                                   By:  /s/ James D. Yamada
                                        ---------------------------------------
                                        James D. Yamada, Chairman


                                   SULPORT



                                   By:  /s/ James D. Yamada
                                        ---------------------------------------
                                        James D. Yamada, President


                                   YAMADA:



                                        /s/ James D. Yamada
                                        ---------------------------------------
                                        James D. Yamada, individually

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Initials:                                    Roosevelt            Yamada
                                                       ------            ------
Exhibit 2.1 - Plan of Reorganization                              Page 10 of 10